UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 10, 2012

CNS RESPONSE, INC.

(Exact name of Company as specified in its charter)

Delaware	0-26285	87-0419387
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

85 Enterprise, Suite 410

Aliso Viejo, CA 92656

(Address of principal executive offices)

(714) 545-3288

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2012, the Board of Directors (the “Board”) of CNS Response, Inc. (the “Company”) approved the appointment of Richard W. Turner, Robert J. Follman, Andrew H. Sassine and Thomas T. Tierney (collectively, the “New Board Members”) to the Board of the Company to fill vacancies. The New Board Members are expected to take office as directors no earlier than ten days after the Company has filed with the Securities and Exchange Commission and mailed to stockholders a Form 14f-1 in connection with the change in a majority of the Board. Messrs. Turner and Sassine were appointed to the Board as nominees of Equity Dynamics, Inc. (“Equity Dynamics”), an entity owned by Board member John Pappajohn, pursuant to the terms of the governance agreement, dated November 28, 2012, between the Company and Equity Dynamics. Messrs. Tierney and Follman were appointed to the Board as nominees of SAIL Capital Partners, which is affiliated with Board member Walter Schindler, pursuant to the terms of the governance agreement, dated November 28, 2012, between the Company and SAIL Capital Partners.

The description of the terms of the governance agreements is incorporated herein by reference to Item 1.01 of the Company’s current report on Form 8-K filed on December 4, 2012 (the “December 4 8-K”). The information required to be disclosed pursuant to Item 404(a) of Regulation S-K is incorporated by reference herein to Item 1.01 of the December 4 8-K, Item 2.03 of the Company’s current report on Form 8-K filed on August 24, 2012 and the section “Related Party Transactions - Certain Relationships and Related Transactions - Transactions with John Pappajohn” and “ - Transactions with SAIL Venture Partners LP” in Amendment No. 7 to the Company’s registration statement on Form S-1, filed on June 18, 2012.

Also on December 10, 2012, the Board approved the amendment of the Company’s 2012 Omnibus Incentive Compensation Plan (the “2012 Plan”) to increase the shares authorized for issuance under the 2012 Plan from 333,334 shares to 5,500,000 shares and granted to each of its three existing members as well as to each of the four New Board Members options to purchase 250,000 shares of its common stock pursuant to the 2012 Plan at an exercise price of $0.04718 per share. The options vest evenly over 36 months starting from the date of grant. The Board furthermore granted to each of the five former directors who had departed the Board effective November 30, 2012, i.e., George Carpenter, Henry Harbin, George Kallins, David Jones, and Maurice DeWald, options to purchase 25,000 shares of its common stock pursuant to the 2012 Plan at an exercise price of $0.04718 per share. These options to former directors are fully vested. Finally, the Board granted to the Company’s executive officers options to purchase shares of its common stock pursuant to the 2012 Plan at an exercise price of $0.04718 per share as follows: George Carpenter 1,200,000 shares, Paul Buck 1,400,000 shares and Michael Darkoch 920,000 shares. These options vest in increments of 12.5% at the beginning of each quarter starting from the date of grant.

The 2012 Plan was approved by the Board on March 22, 2012, but remains subject to stockholder approval. The grants described above therefore also remain subject to approval of the 2012 Plan, as amended, by the Company’s stockholders. Absent stockholder approval of the 2012 Plan, as amended, all of these options will be cancelled. It is anticipated that the number of shares authorized for issuance under the 2012 Plan will be increased further prior to the time that the Company files and mails a proxy statement seeking such stockholder approval.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNS Response, Inc.

	By:	/s/ Paul Buck
December 14, 2012		Paul Buck
Chief FinancialOfficer